UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2005

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 17, 2005 TLC Vision Corporation issued a press release announcing an amendment to its previously adopted Shareholder Rights Plan Agreement. The technical amendment has been made at the suggestion of a shareholder rights advocate group to more fully conform the Plan to their current guidelines. The amendment involves the addition of the following language to paragraph (iii) of the definition of "Pro Rata Acquisition": "and provided that the Person exercising such rights does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition." A copy of the press release and the amended Shareholder Rights Plan Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

June 17, 2005 Press Release and the amended Shareholder Rights Plan Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

June 17, 2005	By:	/s/ Steve Rasche

Name: Steve Rasche
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Shareholder Rights Plan Agreement